EXHIBIT 99.1

Piedmont Office Realty Trust Reports Third Quarter 2023 Results

ATLANTA, October 30, 2023--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended September 30, 2023.

Highlights for the Three Months Ended September 30, 2023:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts )	September 30, 2023	September 30, 2022
Net income/(loss) applicable to Piedmont	$(17,002)	$3,331
Net income/(loss) per share applicable to common stockholders - diluted	$(0.14)	$0.03
Goodwill impairment charge	$10,957	—
Interest expense	$27,361	$17,244
Loss on early extinguishment of debt	$820	—
NAREIT Funds From Operations ("FFO") applicable to common stock	$51,896	$61,352
Core FFO applicable to common stock	$52,716	$61,352
NAREIT FFO per diluted share	$0.42	$0.50
Core FFO per diluted share	$0.43	$0.50
Adjusted FFO applicable to common stock	$39,939	$43,482
Dividends Paid to Common Stockholders	$15,462	$25,913

•Despite a $2.9 million increase in total revenues for the three months ended September 30, 2023 as compared to the three months ended September 30, 2022, Piedmont recognized a net loss of $17.0 million, or $0.14 per diluted share, for the third quarter of 2023, which included the following:
◦An approximately $11.0 million non-cash impairment charge associated with a partial write down of the Company's goodwill balance;
◦An approximately $10.1 million increase in interest expense driven by higher interest rates on the Company's debt during the three months ended September 30, 2023 as compared to the three months ended September 30, 2022; and
◦An approximately $0.8 million loss on early extinguishment of debt associated with refinancing activity during the three months ended September 30, 2023, as further described below.
•Core FFO, which removes the impact of the impairment loss and loss on extinguishment of debt noted above, as well as depreciation and amortization expense, was $0.43 per diluted share for the third quarter of 2023, as compared to $0.50 per diluted share for the third quarter of 2022. The $0.07 per diluted share decrease was attributable to the $10.1 million, or $0.08 per diluted share, increase in interest expense during the third quarter of 2023, partially offset by continued growth in operating income from the Company's properties, as compared to the third quarter of 2022.
Leasing (including subsequent events):

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
# of lease transactions	45	140
Total leasing sf	302,217	1,426,808
New tenant leasing sf	170,276	676,278
Cash rent roll up	11.7%	9.8%
Accrual rent roll up	10.3%	13.5%
Retention ratio	76.0%
Leased Percentage as of period end	86.7%
•The Company completed approximately 302,000 square feet of leasing transactions during the third quarter, the majority of which, or approximately 170,000 square feet, was for new tenant leasing, which is consistent with pre-COVID leasing levels.
•The largest new lease completed during the quarter was for a financial services tenant for approximately 32,000 square feet at Crescent Ridge II in Minneapolis, MN.
•Cash and accrual basis rents on leases executed during the quarter ended September 30, 2023 for space vacant one year or less increased approximately 12% and 10%, respectively.
•The Company's leased percentage as of September 30, 2023 increased to 86.7% from 86.2% as of June 30, 2023 with scheduled lease expirations for the remainder of 2023 representing approximately 2% of annualized lease revenue.
•Both Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 5.3% and 1.7%, respectively, for the three months ended September 30, 2023, as compared to the same period in the prior year, as new leases commencing or with expiring abatements outweighed expired leases.
•The average size lease executed during the third quarter of 2023 was approximately 13,000 square feet and the weighted average lease term was approximately seven years.
•As of September 30, 2023, the Company had approximately 1.1 million square feet of executed leases for vacant space yet to commence or under rental abatement, representing approximately $36 million of future additional annual cash revenue.
•Subsequent to quarter end, the Company has already completed over 600,000 square feet of executed leases including: a new tenant lease with GE Vernova for approximately 77,000 square feet at Galleria 600 in Atlanta, GA through 2036; and the renewal of US Bancorp's entire 447,000 square foot headquarters lease at US Bancorp Center in downtown Minneapolis, MN through 2034.

Balance Sheet:

(in 000s except for ratios)	September 30, 2023	December 31, 2022
Total Real Estate Assets	$3,502,576	$3,500,624
Total Assets	$4,073,778	$4,085,525
Total Debt	$2,050,319	$1,983,681
Weighted Average Cost of Debt	5.46%	3.89%
Debt-to-Gross Assets Ratio	38.4%	37.6%
Average Net Debt-to-Core EBITDA (ttm)	6.4 x	6.0 x
•During the three months ended September 30, 2023, the Company's operating partnership, Piedmont Operating Partnership, LP, issued $400 million aggregate principal amount of 9.25% senior unsecured notes due 2028 (the "2028 Notes"), rated BBB by S&P and Baa2 by Moody's. Approximately $350 million of the net proceeds from the issuance was used to fund the Company's tender offer for its outstanding unsecured senior notes due 2024 (the "2024 Notes"), which resulted in the recognition of an approximately $0.8 million loss on early extinguishment of debt during the quarter. The remaining net proceeds from the bond issuance were used to pay down the Company's line of credit.

ESG and Operations:
•During the three months ended September 30, 2023, the Company received notice that it achieved the highest sustainability rating of "5 Star" and a second consecutive "Green Star" recognition from GRESB® based on 2022 performance.

Commenting on third quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "The third quarter was productive for Piedmont as we continued to advance on several of our key goals for 2023. First and foremost, we delivered another quarter of solid leasing results - just over 300,000 square feet in total leasing with the majority, or 170,000 square feet, being for new tenant leasing, increasing our overall leased percentage to approximately 86.7% as of the end of the quarter, and reflecting double-digit rollups in both cash and accrual rental rates. Additionally, our previously announced third quarter refinancing activity addressed our upcoming 2024 debt maturities and bolstered our balance sheet as our fixed rate debt now has a weighted average debt tenure of over 5 years at an average rate of approximately 5%." Continuing, Smith added, "The most exciting leasing activity was completed just after the end of the third quarter, with the execution of over 600,000 square feet of leasing thus far in October, the bulk of which was US Bank's renewal of its downtown Minneapolis headquarters location at US Bancorp Center, as well as a sizeable new tenant lease with GE Vernova at the Atlanta Galleria. The strong start to fourth quarter leasing reinforces our year end leased goal of 87% and demonstrates the continuing demand for highly-amenitized, well-located office space operated by a sustainability focused and financially stable landlord."

Fourth Quarter 2023 Dividend

As previously announced, on October 25, 2023, the board of directors of Piedmont declared a dividend for the fourth quarter of 2023 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on November 24, 2023, payable on January 2, 2024.

Guidance for 2023

The Company's previously issued guidance for the year ending December 31, 2023 is as follows:

(in millions, except per share data)	Low	High
Net income/(loss)	$(19)	$(17)
Add:
Depreciation	148	151
Amortization	87	89
Core FFO applicable to common stock	$216	$223
Core FFO applicable to common stock per diluted share	$1.74	$1.80

Due to interest rates remaining at elevated levels longer than originally anticipated, the Company estimates that it will achieve the lower end of the above stated range. This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions. No speculative acquisitions or dispositions are included in the above guidance. The Company will adjust guidance if such transactions occur, and if interest rate impacts differ from current assumptions.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward Looking Statements" below.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended September 30, 2023 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Tuesday, October 31, 2023, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 860934. A replay of the conference call will be available through November 14, 2023, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 49226. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review third quarter 2023 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended September 30, 2023 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. Its approximately $5 billion portfolio is currently comprised of approximately 17 million square feet. The Company is a fully integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB) and Moody’s (Baa2). Piedmont is a 2023 ENERGY STAR Partner of the Year. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include whether the strong start to fourth quarter leasing will result in the Company achieving its occupancy goal of 87% leased at year end; and the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:
•Economic, regulatory, socio-economic (including work from home), technological (e.g. Metaverse, Zoom, etc), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of Annualized Lease Revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our properties or our tenants;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings;
•A downgrade in our credit rating, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession;

•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors described in Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as well as the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2022.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2023	December 31, 2022
Assets:
Real estate assets, at cost:
Land	$567,244	$567,244
Buildings and improvements	3,782,385	3,682,000
Buildings and improvements, accumulated depreciation	(1,013,019)	(915,010)
Intangible lease assets	177,584	205,074
Intangible lease assets, accumulated amortization	(86,197)	(90,694)
Construction in progress	74,579	52,010
Total real estate assets	3,502,576	3,500,624
Cash and cash equivalents	5,044	16,536
Tenant receivables	8,806	4,762
Straight line rent receivables	181,843	172,019
Restricted cash and escrows	5,983	3,064
Prepaid expenses and other assets	26,156	17,152
Goodwill	71,980	82,937
Interest rate swaps	5,841	4,183
Deferred lease costs	483,353	505,979
Deferred lease costs, accumulated depreciation	(217,804)	(221,731)
Total assets	$4,073,778	$4,085,525
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $18,556 and $13,319, respectively	$1,853,598	$1,786,681
Secured Debt	196,721	197,000
Accounts payable, accrued expenses, and accrued capital expenditures	120,579	110,306
Dividends payable	—	25,357
Deferred income	89,990	59,977
Intangible lease liabilities, less accumulated amortization	45,825	56,949
Total liabilities	2,306,713	2,236,270
Stockholders' equity:
Common stock (123,696,475 and 123,439,558 shares outstanding as of September 30, 2023 and December 31, 2022, respectively)	1,237	1,234
Additional paid in capital	3,714,629	3,711,005
Cumulative distributions in excess of earnings	(1,943,652)	(1,855,893)
Other comprehensive income	(6,718)	(8,679)
Piedmont stockholders' equity	1,765,496	1,847,667
Noncontrolling interest	1,569	1,588
Total stockholders' equity	1,767,065	1,849,255
Total liabilities and stockholders' equity	$4,073,778	$4,085,525

Net debt (Unsecured and Secured Debt less Cash and cash equivalents)	2,045,275	1,967,145
Total Principal Amount of Debt Outstanding (Unsecured and Secured Debt plus discounts and unamortized debt issuance costs)	2,068,875	1,997,000

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Revenues:
Rental and tenant reimbursement revenue	$141,534	$139,572	$415,866	$403,635
Property management fee revenue	396	303	1,340	1,280
Other property related income	5,056	4,225	15,219	11,643
Total revenues	146,986	144,100	432,425	416,558
Expenses:
Property operating costs	59,847	59,039	176,006	166,295
Depreciation	38,150	34,941	110,422	98,828
Amortization	20,160	23,290	63,524	67,022
Goodwill impairment charge	10,957	—	10,957	—
General and administrative	7,043	6,590	22,013	21,212
Total operating expenses	136,157	123,860	382,922	353,357
Other income (expense):
Interest expense	(27,361)	(17,244)	(72,827)	(44,917)
Other income	351	335	3,794	2,302
Loss on early extinguishment of debt	(820)	—	(820)	—
Gain on sale of real estate assets	—	—	—	50,674
Total other income (expense)	(27,830)	(16,909)	(69,853)	8,059
Net income/(loss)	(17,001)	3,331	(20,350)	71,260
Net income/(loss) applicable to noncontrolling interest	(1)	—	(7)	1
Net income/(loss) applicable to Piedmont	$(17,002)	$3,331	$(20,357)	$71,261
Weighted average common shares outstanding - diluted	123,696	123,697	123,640	123,631
Net income/(loss) per share applicable to common stockholders - diluted	$(0.14)	$0.03	$(0.16)	$0.58

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended			Nine Months Ended
	9/30/2023		9/30/2022	9/30/2023		9/30/2022
GAAP net income/(loss) applicable to common stock	$(17,002)		$3,331	$(20,357)		$71,261
Depreciation of real estate assets(1)	37,790		34,743	109,680		98,262
Amortization of lease-related costs	20,151		23,278	63,495		66,986
Goodwill impairment charge	10,957		—	10,957		—
Gain on sale of real estate assets	—		—	—		(50,674)
NAREIT Funds From Operations applicable to common stock*	51,896		61,352	163,775		185,835
Loss on early extinguishment of debt	820		—	820		—
Core Funds From Operations applicable to common stock*	52,716		61,352	164,595		185,835
Amortization of debt issuance costs and discounts on debt	1,410		922	3,961		2,463
Depreciation of non real estate assets	350		189	711		537
Straight-line effects of lease revenue	(418)		(3,268)	(6,360)		(8,874)
Stock-based compensation adjustments	2,070		1,950	4,348		3,116
Amortization of lease-related intangibles	(4,479)		(3,542)	(11,010)		(9,713)
Non-incremental capital expenditures(2)	(11,710)		(14,121)	(35,070)		(42,406)
Adjusted Funds From Operations applicable to common stock*	$39,939		$43,482	$121,175		$130,958
Weighted average common shares outstanding - diluted	123,781	(3)	123,697	123,689	(3)	123,631
NAREIT Funds From Operations per share (diluted)	$0.42		$0.50	$1.32		$1.50
Core Funds From Operations per share (diluted)	$0.43		$0.50	$1.33		$1.50

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements, leasing commissions and building capital that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that either enhance the rental rates of a building or change the property’s underlying classification, such as from a Class B to a Class A property, are excluded from this measure.

(3)Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares are not included when calculating net loss per diluted share applicable to Piedmont for the three and nine months ended September 30, 2023 as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022

Net income/(loss) applicable to Piedmont (GAAP)	$(17,002)	$3,331	$(17,002)	$3,331
Net income/(loss) applicable to noncontrolling interest	1	—	1	—
Interest expense	27,361	17,244	27,361	17,244
Depreciation	38,140	34,931	38,140	34,931
Amortization	20,151	23,278	20,151	23,278
Depreciation and amortization attributable to noncontrolling interests	20	21	20	21
Goodwill impairment charge	10,957	—	10,957	—
EBITDAre*	79,628	78,805	79,628	78,805
Loss on early extinguishment of debt	820	—	820	—
Core EBITDA*	80,448	78,805	80,448	78,805
General and administrative expenses	7,043	6,590	7,043	6,590
Management fee revenue	(210)	(177)	(210)	(177)
Other income	(207)	(119)	(207)	(119)
Reversal of non-cash general reserve for uncollectible accounts	(600)	(1,000)
Straight line effects of lease revenue	(418)	(3,268)
Straight line effects of lease revenue attributable to noncontrolling interests	(2)	(4)
Amortization of lease-related intangibles	(4,479)	(3,542)
Property NOI*	81,575	77,285	87,074	85,099
Net operating (income)/loss from:
Acquisitions	(5,941)	(2,867)	(7,404)	(4,164)
Dispositions	28	(2,587)	28	(2,579)
Other investments(1)	212	211	111	150
Same Store NOI*	$75,874	$72,042	$79,809	$78,506
Change period over period in Same Store NOI	5.3%	N/A	1.7%	N/A

(1)Other investments consist of our investments in active, out-of-service redevelopment and development projects, land, and recently completed redevelopment and development projects. The operating results of 222 South Orange Avenue in Orlando, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Nine Months Ended		Nine Months Ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022

Net income/(loss) applicable to Piedmont (GAAP)	$(20,357)	$71,261	$(20,357)	$71,261
Net income/(loss) applicable to noncontrolling interest	7	(1)	7	(1)
Interest expense	72,827	44,917	72,827	44,917
Depreciation	110,391	98,799	110,391	98,799
Amortization	63,495	66,986	63,495	66,986
Depreciation and amortization attributable to noncontrolling interests	60	65	60	65
Goodwill impairment charge	10,957	—	10,957	—
Gain on sale of real estate assets	—	(50,674)	—	(50,674)
EBITDAre*	237,380	231,353	237,380	231,353
Loss on Early Extinguishment of Debt	820	—	820	—
Core EBITDA*	238,200	231,353	238,200	231,353
General and administrative expenses	22,013	21,212	22,013	21,212
Management fee revenue	(756)	(743)	(756)	(743)
Other income	(3,218)	(1,655)	(3,218)	(1,655)
Reversal of non-cash general reserve for uncollectible accounts	(1,000)	(2,000)
Straight line effects of lease revenue	(6,360)	(8,874)
Straight line effects of lease revenue attributable to noncontrolling interests	(7)	(6)
Amortization of lease-related intangibles	(11,010)	(9,713)
Property NOI*	237,862	229,574	256,239	250,167
Net operating income/(loss) from:
Acquisitions	(16,784)	(2,867)	(22,384)	(4,164)
Dispositions	102	(8,372)	102	(8,437)
Other investments(1)	548	539	244	528
Same Store NOI*	$221,728	$218,874	$234,201	$238,094
Change period over period in Same Store NOI	1.3%	N/A	(1.6)%	N/A

(1)Other investments consist of our investments in active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current or prior reporting periods. The operating results from 222 South Orange Avenue in Orlando, FL, are included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.